Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Melissa Napier	Sara Matheu
(847) 720-2767	(847) 720-2392
Melissa.Napier@usfoods.com	Sara.Matheu@usfoods.com

US Foods Completes Acquisition of Smart Foodservice Warehouse Stores

ROSEMONT, Ill., Apr. 24, 2020 – US Foods Holding Corp. (NYSE: USFD) (“US Foods”) today announced that it has successfully completed the previously announced $970 million all cash acquisition of Smart Foodservice Warehouse Stores (“Smart Foodservice”). The transaction that closed today excludes the Smart & Final retail grocery business, which was previously separated from Smart Foodservice.

Founded in 1955 and headquartered in the greater Portland, Oregon area, Smart Foodservice operates 70 small-format cash and carry stores across California, Washington, Oregon, Idaho, Nevada, Utah and Montana that serve small and mid-sized restaurants and other food business customers with a broad assortment of products. Smart Foodservice will operate as a separate operating unit within US Foods, with minimal integration required.

“We are pleased to welcome Smart Foodservice to the US Foods family,” said Chairman and CEO Pietro Satriano. “With our shared commitment to supporting restaurant operators and providing best-in-class customer service, Smart Foodservice will complement our CHEF’STORE cash and carry model and provide a platform to enhance our presence in this attractive channel.”

US Foods funded the purchase price for the acquisition with cash on hand and the proceeds from a $700 million term loan.

US Foods expects to achieve approximately $20 million in annual run-rate cost synergies by the end of 2023, primarily through purchasing efficiencies and expansion of private brand products.

About US Foods
US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 300,000 restaurants and foodservice operators to help their businesses succeed. With 28,000 associates and more than 70 locations, US Foods provides its customers with a broad and innovative food offering and a comprehensive suite of e‑commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill., and generates more than $28 billion in annual revenue. Visit www.usfoods.com to learn more.

About Smart Foodservice Warehouse Stores
Smart Foodservice Warehouse Stores is a chain of warehouse-format stores catering to the foodservice industry and is based in Portland, Oregon. For over 65 years, the company has offered a wide-range of larger quantity products in a convenient one-stop shop. As of the time of release, the Company operated 70 warehouse stores in Oregon, Washington, California, Idaho, Nevada, Utah and Montana. For more information, please visit the Smart Foodservice website at www.smartfoodservice.com.

Forward-Looking Statements
Statements in this press release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; and potential interest rate increases.

Discussion of additional risks and uncertainties are included in the sections entitled “Risk Factors” and “Forward-Looking Statements” in the Annual Report of US Foods on Form 10-K for the fiscal year ended December 28, 2019, which was filed with the Securities and Exchange Commission on February 13, 2020. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements.